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                                                                      Exhibit 11

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS




                                                Three Months Ended March 31,
                                           -------------------------------------
                                                       2000                1999
                                           -------------------------------------

Net Income                                              596                 290
  Less dividends on preferred stock                      (7)                 (7)
                                           -------------------------------------

Net Income available to common
  stockholders                                          589                 283

Average shares outstanding - both basic
  and diluted                                       668,360             668,360

Earnings per share - Basic and diluted                $0.88               $0.42

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